Lexaria Continues Transformation Into Alternative Health Sector

KELOWNA, BC—November 12, 2014 - Lexaria Corp. (OTCQB: LXRP) (CSE: LXX) (the "Company" or "Lexaria") announces has entered an agreement and has begun a staged acquisition of a corporation and its expertise in delivering Cannabidiol (CBD)-infused products. This marks a major milestone for Lexaria as it is both our first foray into the United States based on a product derived from legal industrial hemp; and it is also Lexaria’s first step into the large alternative health and wellness sector.

Lexaria has initially acquired 51% of PoViva Corp, and can ultimately acquire up to 75% of the company through staged transactions. PoViva literally means “Taking in Life” PoViva uses a patent pending process to bind active CBD ingredients with a lipid, allowing for a more efficient and comforting delivery of the CBD than competing products that do not have the benefit of our patent-pending process.

PoViva owns two patents pending that govern the process used to infuse the CBD into food products, and both patents pending are part of the acquisition. An initial cash payment has been made to PoViva and Lexaria currently has sufficient cash resources to completely fund and launch the acquisition. Lexaria does not require any equity financing to complete the transaction.

Founder of PoViva, Ms. Marian Washington lends her extensive leadership and knowledge of athletic physiology to the company. Marion has Master’s Degree in Biodynamics and Administration and was awarded an honorary doctorate from West Chester State College. For thirty years, Marian served as head women’s basketball coach of prominent division one university. Ms. Washington has been received into multiple Halls of Fame, received prominent athletic leadership awards, and coached national and international teams, including coaching the 1996 Olympic Women's Basketball Team to a gold medal.

Michelle Reillo, PhD, the co-founder of PoViva and will drive production and new products within PoViva as the Product and Research Manager. Michelle has a BSc in Nursing; a MS in Gerontology; and a PhD in Education. She has extensive experience with both Federal and private proposal development and submission and research projects, including CDC, NIH, NCI, NIDA, and AmFar. She is a former Clinical Director of Hyperbaric Medical Clinic. Michelle is the author of AIDS Under Pressure and pioneered retroviral research in hyperbaric medicine and HIV/AIDS. She is the author of many highly regarded research papers in the medical community.

Lexaria will strive to make its name synonymous with rejuvenation and healthy living. Lexaria believes that feelings of good health are a luxury to be enjoyed by all and will introduce products aimed to provide comfort and well-being. We are currently conducting our investigation of entering several popular food and drink sectors where our patent-pending cannabidiol delivery might prove particularly popular. Lexaria will announce further developments as our product mix becomes finalized.

To begin, we expect to launch PoViva Teas as our first CBD-infused product using our patent-pending processes as quickly as possible. According to the Tea Association of the USA Inc, Americans consumed over 79 billion servings of tea in 2012, its popularity far outstripping any alternative health sector. On any given day, over 150 million Americans consume tea, and 84% of all tea consumed is black tea.

Globally, tea is the most widely consumed beverage in the world after water, with over 3 billion servings of tea per day. As part of the current business agreement, Lexaria has acquired a 3-year exclusive right to the patent-pending process to infuse CBD’s into all global markets outside of the USA. We will investigate all global initiatives that build and promote the PoViva by Lexaria brand.

For example, the combined hot beverage markets of coffee and tea together, globally, is $69.77 Billion expected in 2015, according to a 2010 report by Basu Majumder A., Bera B. and Rajan A.

Lexaria is beginning construction of an e-commerce website that will allow for direct online sales of PoViva teas and other products across the United States. Other sales channels, both domestic and international will also be pursued and developed as rapidly as possible. Pre-orders for PoViva Tea by Lexaria will be accepted soon.

Tea naturally contains no sodium and virtually no calories but does contain flavonoids which are naturally occurring compounds thought to have antioxidant properties. PoViva Tea by Lexaria will include non-psychoactive CBD compounds through our patent pending process. Studies have shown that persons who drink 3 or more cups of black tea per day, have a reduced risk of heart disease and stroke. (1) Various studies have shown that drinking tea can reduce the incidence of contracting cancers such as prostate, rectal, colon, and squamous cell carcinoma. (2) Other research has found that consuming antioxidants, such as those that are found in tea and in CBD’s, may result in a 69% lower likelihood of developing Parkinson’s disease.(3)

According to the US Department of Health and Human Services Patent number 6,630,507, “Cannabinoids have been found to have antioxidant properties, unrelated to NMDA receptor antagonism. This new found property makes cannabinoids useful in the treatment and prophylaxis of wide variety of oxidation associated diseases, such as ischemic, age-related, inflammatory and autoimmune diseases. The cannabinoids are found to have particular application as neuroprotectants, for example in limiting neurological damage following ischemic insults, such as stroke and trauma, or in the treatment of neurodegenerative diseases, such as Alzheimer's disease, Parkinson's disease and HIV dementia. Nonpsychoactive cannabinoids, such as cannabidoil, are particularly advantageous to use because they avoid toxicity that is encountered with psychoactive cannabinoids at high doses useful in the method of the present invention.”

Lexaria wishes to inform all stakeholders that it continues to pursue its Health Canada MMPR Licensed Producer status by way of its joint venture in Burlington Ontario with Enertopia Corp. Our goal of acquiring that license remains unchanged. However, in light of delays in the licensing process outside of our control, we continue to pursue opportunities to build shareholder value as functionally and rapidly as possible.

Lexaria will be announcing additional information on its product mix and business plan in the immediate future. Our goal is to begin producing cash flows from these initiatives as soon as possible; focused on the immediate opportunities in the CBD-sectors derived from already-legal hemp.

(1) Larsson SC, Virtamo J, Wolk A. Black tea consumption and risk of stroke in women and men. Ann Epidemiol. 2013 Mar; 23(3):157-60. (and Others)

(2) Su LJ, Arab L. Tea consumption and the reduced risk of colon cancer -- results from a national prospective cohort study. Public Health Nutr. 2002 Jun; 5(3): 419-25. (and Others)

(3) Hu G, Bidel S, et al. Coffee and tea consumption and the risk of Parkinson’s disease. Mov Disord. 2007 Aug 21: [Epub ahead of print]

About Lexaria

Lexaria's shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX The company searches for projects that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana or alternative health businesses will provide any benefit to Lexaria. There is no assurance that PoViva Teas will be accepted into the marketplace or have any positive impact upon Lexaria Corp. There is no assurance that PoViva Teas will promote, assist, or maintain any beneficial human health conditions whatsoever.

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